UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 21, 2007

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
------	---------	----------
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

446 Lyndock St. , Suite 102, Corunna, Ontario N0N 1G0
(Address of principal executive offices) (Zip code)

(519) 481-0628
Registrant's telephone number, including area code

None
(Former Address If Changed since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21 2007 we, in cooperation with MSE Enviro-Tech Corp, a Delaware corporation, entered into an exclusive marketing and distributorship agreement with Janus Products Corp., a Canadian corporation. The basic terms and conditions proposed by MGOA and MEVT into the agreement will include, but not be limited to, the following:

▪
Megola Inc. and MSE Enviro-Tech Corp. will provide Janus Products Corp. with exclusive rights for distribution and sales of the Titan 21 Fire Blanket for the residential markets within Canada and the United States.

▪
For the initial five year term of the Agreement, Janus agrees to purchase the Titan 21 Fire Blankets through both Megola Inc. and MSE Enviro-Tech Corp., and also pay a quarterly royalty on all Janus’ sales of the product. Renewal of the Agreement will automatically occur in the event that Janus meets the following minimum product sales conditions:

a)	At least 250,000 units in the first 12 consecutive months

b)	At least 750,000 units cumulatively within the first 24 consecutive months

c)	At least 1,250,000 units cumulatively within the first 36 consecutive months

d)	At least 1,750,000 units cumulatively within the first 48 consecutive months

e)	At least 2,500,000 units cumulatively within the first 60 consecutive months

▪	Renewal of the Agreement shall occur in 12 month increments, and be conditional on minimum sales of 500,000 units in the previous 12 month period.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0 Marketing and Distribution Agreement with Janus Products Corp.

99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: November 21, 2007	By:	/s/ Joel Gardner
Joel Gardner, President